                                                                   Exhibit 3.101

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CMC ELECTRONICS, INC.

     FIRST: The name of the Corporation is CMC ELECTRONICS, INC.

     SECOND: The address of the Corporation's registered office in the State of
Delaware is 306 South State Street, in the City of Dover, County of Rent. The
name of its registered agent at such address is United States Corporation
Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is $1.00.

     FIFTH: The name and mailing address of the sole incorporator is, as follows:

              Name                         Mailing Address
              ----                         ---------------
     Dirk K. Barrett, Jr.                  c/o Chadbourne, Parke,
                                             Whiteside & Wolff
                                           30 Rockefeller Plaza
                                           New York, New York  10020

     SIXTH: The Board of Directors is authorized to adopt, amend or repeal the
By-Laws of the Corporation.

     SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

     EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the
Corporation in the State of Delaware. Elections of directors need not be by ballot unless and to the extent that the By-Laws so provide.

     NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of then and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

                                                                               2

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of
Delaware, has signed this instrument on the 7th day of December 1978 and does thereby acknowledge that it is his act and deed and that the facts stated
therein are true.

                                       /s/
                                       -----------------------------------------
                                       Dirk K. Barrett, Jr.
                                       Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CMC ELECTRONICS, INC.

                             ----------------------

                         Adopted in Accordance with the
                            Provisions of Section 242
                         of the General Corporation Law
                            of the State of Delaware

                             ----------------------

     The undersigned President and Secretary of CMC Electronics, Inc., a
corporation existing under the laws of the State of Delaware, do hereby certify that:

     FIRST: CMC Electronics, Inc. is a corporation formed under the laws of the
State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 8th of December, 1978.

     SECOND: The Certificate of Incorporation of said corporation has been amended as follows:

     By striking out Article FIRST thereof as it presently exists and substituting in lieu thereof a new Article FIRST, reading as follows:

     "FIRST: The name of the Corporation is CMC HOLDINGS, INC."

     THIRD: Such amendment has been duly adopted by the written consent of the sole stockholder of CMC Electronics, Inc., in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: Such amendment shall be effective immediately.

                                                                               2

     IN WITNESS WHEREOF, we have signed this certificate this First day of
January, 1986.

                                       /s/
                                       -----------------------------------------
                                                    President
                                                  James E. Soos

Attest: /s/
        -------------------------------
                 Secretary
            Harold N. Hardman

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CMC HOLDINGS, INC.

                   ------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   ------------------------------------------

     CMC Holdings, Inc., a corporation organized and existing under the General
Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: Resolutions setting forth a proposed amendment to the Certificate of
Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the sole stockholder of the
Corporation were duly adopted by the unanimous written consent of the Board of
Directors of the Corporation dated September 2, 1988.

     SECOND: Thereafter said amendment was approved in accordance with Section
228 of the General Corporation Law of the State of Delaware by the written consent dated September 2, 1989 of the sole stockholder of the Corporation.

     THIRD: Said amendment would amend the Certificate of Incorporation of the
Corporation by deleting Article FOURTH and substituting in lieu thereof the new
Article FOURTH as set forth in Exhibit A attached hereto.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                                               2

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 6th day of September , 1988.

                                       CMC HOLDINGS. INC.

                                       By  /s/
                                           -------------------------------------
                                                    P.E. Wheatley
                                                      President

[Corporate Seal]

Attest:

By  /s/
    -----------------------------------
           C. Filiatrault
              Secretary

                                                                       EXHIBIT A
                                                                       ---------

     FOURTH: The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 40,000 shares, of which 1,000 shares shall be Common Stock, par value $1.00 per share, and 39,000 shares shall be Preferred Stock, par value $1,000 per share. The powers, designations, preferences and relative, participating, optional or other special rights of such capital stock, and the qualifications, limitations and restrictions thereof, are as follows:

A.   Preferred Stock

     1. Designation. The designation of the Preferred Stock of the Corporation shall be "9% Preferred Stock."

     2. Dividends. The holders of 9% Preferred Stock shall be entitled to receive, out of any funds of the Corporation at the time legally available for the declaration of dividends, when and as declared by the Board of Directors, cumulative cash dividends at the rate of $90.00 per annum per share, and no more. Such dividends shall commence to accrue, whether or not earned or declared, as of the day of the month in which such shares shall have been issued and shall be payable pro rata on the quarterly dividend payment dates, commencing with the quarterly dividend payment date next succeeding such date of issuance. No dividend shall be declared or paid on or set apart for the Common
Stock of the Corporation until the full cumulative preferential dividend on the
9% Preferred Stock shall have been paid. After full cumulative dividends at the rate of $90.00 per annum per share shall have been paid, or declared and a sum sufficient set apart for payment thereof, upon the outstanding 9% Preferred
Stock to the end of the then current year, and after making any such further provision for working capital and for reserves for any purpose as the Board of
Directors of the Corporation may deem advisable, the holders of Common Stock of the Corporation shall be entitled to receive, pro rata to the exclusion of the holders of 9% Preferred Stock, such dividends as, from time to time, may be declared by the Board of Directors.

     3. Rights on Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of 9% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus, or earnings, an amount equal to $1,000 per share, plus an amount equivalent to all cash dividends (whether or not earned or declared) accrued and unpaid on the shares of 9% Preferred stock to the date of final distribution or payment, before any distribution of such assets shall be made to the holders of Common Stock of the Corporation, but shall be entitled to no further distribution. If, upon any such dissolution, liquidation, or winding up of the Corporation, the dividends and the amounts payable to the holders of
9% Preferred Stock in the event of any distribution, liquidation, or winding up of the Corporation are not paid in full, the entire assets of the Corporation shall be distributed ratably among the holders of 9% Preferred Stock.

     4. Voting. (a) Except as provided by applicable law and this paragraph, 9%
Preferred Stock shall be non-voting stock and the holders of 9% Preferred Stock shall not he entitled to any voting rights with respect thereto.

                                                                               2

     (b) So long as any of the 9% Preferred Stock remains outstanding, the
Corporation will not, without the affirmative vote at a meeting, or the, written consent with or without a meeting, of the holders of at least sixty-six and two-thirds percent (66 2/3%) in number of the shares of the 9% Preferred Stock then outstanding voting as a class,

          (1) merge or consolidate with any other corporation or sell, lease, transfer, exchange or dispose of in any manner all or substantially all at the assets of the Corporation;

          (2) amend, alter or repeal any of the preferences, special rights or powers of the shares of 9% Preferred stock or any of the provisions of the
     Certificate of Incorporation or any Certificate of Designation so as to
     affect them adversely;

          (3) authorize any reclassification of the 9% preferred Stock; or

          (4) issue any class or classes of stock ranking on a parity with or prior to the 9% Preferred Stock either as to dividends or assets.

     5. Redemption. (a) At any time on or after August 31, 1993, all but not less than all the shares of 9% Preferred Stock held, beneficially or of record, by any holder thereof may be redeemed by such holder in his/her/its discretion upon the notice as provided in subparagraph (b) hereof, by the payment by the
Corporation therefor of the par value of such shares, plus an amount equal to all cash dividends (whether or not earned or declared) accrued and unpaid on the shares of the 9% Preferred Stock being redeemed to the date of payment. Shares of 9% Preferred Stock so redeemed shah be held as treasury shares (and may be sold or disposed of) or shall be reclassified or retired and cancelled as may be determined by the Board of Directors of the Corporation.

     (b) Notice of redemption with respect to any shares of 9% Preferred Stock may be mailed by the holder thereof to the Corporation at any time on or after
August 31, 1993 and shall be accompanied by the certificates representing the shares of 9% Preferred Stock. No later than 30 days from the receipt of such notice, the Corporation shall send to the holder of the shares to be redeemed, a certified or bank cashier's check in an amount equal to the redemption price determined in accordance with the immediately preceding subparagraph (a) at such address as may be designated in the notice of redemption. Upon the delivery of such certified or bank cashier's check, all shares with respect to the redemption of which such check shall have been issued, shall be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate.

     (c) At any time after December 31, 1992, all or any portion of the outstanding shares of 9% Preferred Stock may be redeemed by the Corporation in its discretion in accordance with the procedure provided in subparagraph (d)
hereof. Any partial redemption of the 9% Preferred Stock shall be ratably apportioned among the holders thereof. The redemption price for each share of 9%
Preferred Stock so redeemed shall be an amount equal to the par value thereof, plus an amount equal to all cash dividends (whether or not earned or declared)
accrued and unpaid on the shares of the 9% Preferred Stock being redeemed through the Redemption Date (as hereinafter defined). Shares of 9% Preferred
Stock so redeemed shall be held as

                                                                               3

treasury shares (and may be sold or disposed of) or shall be reclassified or retired and cancelled as may be determined by the Board of Directors of the
Corporation.

     (d) Notice of call for redemption of shares of 9% Preferred Stock shall be given by mail to the holders of record thereof at least 30 days but not more than 60 days prior to the date fixed for redemption (the "Redemption Date"), such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. On or after the Redemption Date stated
in the notice of call for redemption, each holder of 9% Preferred Stock called for redemption shall surrender his certificate(s) for such shares to the
Corporation at the place designated in such notice and shall as soon as reasonably practicable thereafter be entitled to receive payment of the redemption price determined in accordance with the immediately preceding subparagraph (c), by certified or bank cashier's check. If such notice of call for redemption shall have been duly given, and if on the Redemption Date funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any 9% Preferred Stock so called for redemption shall not have been surrendered, dividends shall cease to accrue with respect to the shares of 9% Preferred Stock so called for redemption, and all rights with respect to the shares so called for redemption shall forthwith after the
Redemption Date cease and terminate, except only the rights of the holders to receive the redemption price thereof, without interest, upon surrender of their certificate therefor.

B.   Common Stock

     1. Rights on Dissolution, Liquidation, Winding Up. The rights of holders of
Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the
Corporation shall be subject to the preferences and other rights of the
Preferred Stock fixed in this Certificate of Incorporation.

     2. Voting. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CMC HOLDINGS, INC.

     CMC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution:

     "RESOLVED:   That the board of Directors hereby declares it advisable and in the best interests of the Corporation that the first
                  sentence of the first paragraph of Article FOURTH of the
                  Certificate of Incorporation be amended in its entirety to read in the form attached hereto as Exhibit A."

     SECOND: That such amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General
Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State
of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gregory A. Yeldon, its Vice President and Treasurer, this 13 day of
December, 2002.

                                       CMC HOLDINGS, INC.

                                       By:  /s/
                                            ------------------------------------
                                            Gregory A. Yeldon
                                            Vice President and Treasurer

                                    EXHIBIT A
                                    ---------

     FOURTH: The total number of shares of all classes of capital stock which the Corporation, has to authority to issue is 74,334 shares, of which 35,334 shares shall be Common Stock, par value $1.00 per share, and 39,000 shares shall be Preferred Stock, par value $1,000.00 per share.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               CMC HOLDINGS, INC.

     CMC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation" DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution:

     "RESOLVED:   That the Board of Directors hereby declares it advisable and in the best interests of the Corporation that the first
                  sentence of the first paragraph of Article FOURTH of the
                  Certificate of incorporation be amended in its entirety to read in the form attached hereto as Exhibit A."

     SECOND: That such amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General
Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State
of Delaware.

                                                                               2

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jean-Denis Roy, its General Counsel and Corporate Secretary, this 4th day of March, 2003.

                                   CMC HOLDINGS, INC.

                                   By: /s/
                                       -------------------------------------
                                       Jean-Denis Roy
                                       General Counsel and Corporate Secretary

                                    EXHIBIT A
                                    ---------

     FOURTH: The total number of shares of all classes of capital stock which the Corporation bas the authority to issue is 74,834 shares, of which 35,834 shares shall be Common Stock, par value $1.00 per share, and 39,000 shares shall be Preferred Stock, par value $1,000.00 per share.